Exhibit 99.1

NextTrip Advances JOURNYGO to Broader Rollout Following Initial Beta Phase

Expanded programming and platform deployment connects JOURNY TV viewers with curated itineraries and gives advertisers a clearer view of travel intent

Sunrise, FL – November 5, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” the “Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of media, travel, and the creator economy, today announced plans for a broader U.S. rollout of JOURNYGO following its initial beta phase. The next phase will extend JOURNYGO across additional JOURNY TV shows and U.S. distribution platforms, connecting destination programming with human-curated travel itineraries and access to travel planning experts.

The beta phase and early use of JOURNYGO have provided encouraging indications of viewer interest beyond the screen, with users moving from travel programming into itinerary exploration and travel shopping. In the initial test, as many as 30% of viewers clicked through to JOURNYGO, while JOURNYGO content currently averages nearly 10 minutes of engagement per active user. Management believes these early results support NextTrip’s thesis that viewers have sustained interest in the destinations and experiences featured on JOURNY TV and that JOURNYGO can help translate that interest into travel bookings. Starting this month, JOURNYGO will feature approximately 60 content pieces and itineraries, with on-screen QR codes directing viewers to relevant episode and itinerary pages at journygo.com, where they can explore travel options, proceed toward booking and call a travel planning expert for personalized assistance.

Turning screen inspiration into travel planning

Screen-based storytelling is increasingly shaping where consumers want to travel, particularly among younger generations. Expedia Group’s Unpack ‘26 report found that 81% of Gen Z and Millennial travelers plan getaways based on destinations they have seen on screen. NextTrip believes this behavior provides strong support for its strategy to define and monetize the intersection of media and travel, connecting destination storytelling with itinerary exploration and booking through JOURNY TV and JOURNYGO. As younger generations reshape how travel is discovered and planned, the Company’s approach is designed to turn viewing inspiration into measurable engagement and travel commerce opportunities.

JOURNY TV brings this opportunity into a dedicated travel environment, available in approximately 100 countries across more than a dozen major streaming platforms, with distribution reaching approximately 250 million connected TV devices worldwide. Its extensive catalog of long-form destination, culture, culinary and adventure programming blends licensed series with original content. According to Company viewing analytics, viewers spend an average of approximately 30 minutes watching JOURNY TV, providing an opportunity to introduce destinations and experiences in greater depth. JOURNYGO has been designed to connect that sustained viewing engagement with a direct path to related itineraries, personalized travel planning and booking.

This global distribution provides a foundation for potential future expansion, while the current JOURNYGO rollout is focused on selected U.S. platforms and programming.

As JOURNY TV expands its audience and distribution, NextTrip plans to extend JOURNYGO across more of this programming, creating additional opportunities for destinations, advertisers and sponsors to connect inspiring content with measurable consumer action.

“JOURNYGO gives viewers a practical way to act on what inspires them,” said Casey D’Ambra, President of Media at NextTrip. “They can watch a destination come to life on JOURNY TV, scan a QR code and explore a curated itinerary tied to that content. We have expanded the library and made it easier to find experiences by show or destination. Our next step is to bring that experience to more programming and more viewers, with real travel planning experts available to help along the way.”

Broader access to curated travel experiences

The initial expansion is focused on the United States, including JOURNY TV programming distributed through Samsung TV Plus and Plex. Video on demand is also available at watch.journy.tv. The rollout is expected to include additional shows, episode-linked QR placements and JOURNYGO promotional spots as deployment progresses.

Separately, NextTrip’s recently announced Canadian joint venture with The Travel Agent Next Door (“TTAND”) provides another avenue to connect JOURNY TV audiences with personalized travel planning. Under that arrangement, Canadian consumers responding to NextTrip campaigns will be directed to a dedicated JOURNYGO Travel website or telephone service and connected with TTAND advisors for individual and group travel assistance.

JOURNYGO now offers simpler navigation and discovery by show or destination, with video links where available. AI has assisted with matching programming to existing itineraries, and NextTrip is evaluating additional AI-assisted trip-planning capabilities for potential future software upgrades. The current experience combines human-curated itineraries with access to travel planning experts.

Connecting media engagement with travel intent

For NextTrip, JOURNYGO creates an opportunity to generate travel booking revenue alongside advertising and sponsorship revenue associated with JOURNY programming. By connecting destination storytelling with itinerary exploration and travel shopping, the Company aims to give advertisers and sponsors greater visibility into consumer interests and actions beyond the television impression. This approach is designed to strengthen the value of JOURNY’s media offerings while creating additional opportunities to monetize travel demand generated by its content.

The broader rollout will support further evaluation of engagement across these stages, helping inform campaign measurement, follow-up marketing and future sponsorship offerings, subject to applicable consent and privacy requirements. NextTrip sees an opportunity to connect media exposure with observable travel intent as the transactional funnel develops.

“The opportunity for sponsors is to understand what happens after a viewer becomes interested in a destination,” D’Ambra added. “JOURNYGO is designed to connect that moment of inspiration with the next steps in travel planning. As deployment expands, we expect the resulting engagement data to help us and our partners develop more relevant content, campaigns and travel offers.”

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The JOURNYGO expansion also builds on the broader rollout of JOURNY TV and NextTrip’s consolidation of its media operations under one JOURNY brand and a common technology stack. The Company expects this approach to make JOURNYGO easier to deploy across more programming and distribution outlets, while supporting more consistent measurement and greater visibility for advertisers and sponsors.

“JOURNY TV provides the audience and storytelling, and JOURNYGO provides a path for viewers to explore the journeys they see on screen,” said Bill Kerby, Co-Founder and Chief Executive Officer of NextTrip. “Bringing our media assets together under one brand and technology stack gives us a stronger foundation to extend these tools across our network. We believe that can create value for travelers, sponsors and advertisers as we connect content engagement with travel planning and, ultimately, booking.”

For more information, visit journygo.com. To watch JOURNY TV on demand, visit watch.journy.tv.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. NextTrip offers complementary brands that serve consumers and business customers in their respective markets while contributing to a broader content-to-commerce ecosystem.

Its portfolio includes JOURNY TV, TravelMagazine.com, JOURNYGO, YADA’s creator-commerce capabilities, Five Star Alliance, NextTrip Travel and NextTrip Pro’s advisor and group travel services. Together, these businesses combine entertainment, travel inspiration, audiences, booking capabilities and shared technology to engage travelers from discovery through planning, booking and fulfillment.

By connecting its brands, NextTrip seeks to strengthen each line of business, support growth across the ecosystem and create value for consumers, shareholders and travel professionals, while expanding opportunities for destinations, creators, sponsors, advertisers and industry partners.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on LinkedIn and on X.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Email: Richard.Marshall@NextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche

Oncore Network LLC

Phone: +1-302-488-9830

Email: IR@oncorenetwork.com

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